77C: Submission of matters to a vote of security holders

At a special meeting of interest holders of the Quantitative Master Series Trusts held on September 15, 2006, the results were as follows:

Master Aggregate Bond Index Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

785,917,241

3,561,273

3,704,938

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

785,300,176

3,975,768

3,907,506

Master Enhanced S&P 500 Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

549,454,553

0

0

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

549,454,553

0

0

Master Enhanced International Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

122,866,781

0

0

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

122,866,781

0

0

Master Extended Market Index Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

294,816,395

0

0

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

294,816,395

0

0

Master Enhanced Small Cap Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

248,624,375

0

0

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

248,624,375

0

0

Master International Index Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

566,653,624

738,295

549,549

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

566,620,765

774,940

545,764

Master S&P 500 Index Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

1,353,245,051

13,176,252

19,234,419

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

1,353,472,435

13,948,166

18,685,121

Master Small Cap Index Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

480,847,259

1,855,101

1,090,050

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

480,620,409

2,119,750

1,052,251

Master Mid Cap Index Series

PROPOSAL 1.

     To approve a new investment advisory agreement between the Trust and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). With respect to Proposal 1, the units of interests voted as follows:

For

Against

Abstain

116,764,404

72,599

40,657

PROPOSAL 3.

     To approve a contingent subadvisory agreement between the Trust’s Advisor and BlackRock Advisors (the “BlackRock Subadvisor”).  With respect to Proposal 3, the units of interests voted as follows:

For

Against

Abstain

116,759,028

78,345

40,288